6. Special Meeting of Shareholders

A special meeting of shareholders of the Funds was held on June 30, 2016 (the “Shareholder Meeting”). The purpose of the Shareholder Meeting was to vote on the proposal to approve a new investment advisory agreement AssetMark.

Proposal: To approve a new investment advisory agreement with AssetMark

Fund
For
Against
Abstain
GuideMark® Core Fixed Income Fund
10,300,120
226,070
480,873
GuideMark® Emerging Markets Fund
5,972,184
162,394
219,210
GuideMark® Large Cap Core Fund
11,620,811
193,587
283,179
GuideMark® Opportunistic Equity Fund
3,717,854
92,488
126,176
GuideMark® Small/Mid Cap Core Fund
3,124,552
19,928
17,949
GuideMark® Tax-Exempt Fixed Income Fund
2,199,112
12,878
29,058
GuideMark® World ex-US Fund
22,075,263
191,692
236,943
GuidePath® Absolute Return Allocation Fund
10,164,683
235,522
602,205
GuidePath® Conservative Allocation Fund
3,806,122
47,338
138,635
GuidePath® Flexible Income Allocation Fund
7,835,930
196,199
554,135
GuidePath® Growth Allocation Fund
24,714,833
528,952
1,765,339
GuidePath® Managed Futures Strategy Fund
12,717,974
315,068
1,069,125
GuidePath® Multi-Asset Income Allocation Fund
7,204,473
101,661
540,671
GuideMark® Opportunistic Fixed Income Fund
5,636,805
82,851
157,441
GuidePath® Tactical Allocation Fund
28,945,693
449,547
1,742,101

# 2998745  v. 1

# 2998745  v. 1